Exhibit 99.2

WESTPORT RESOURCES CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31, 2004	December 31, 2003
	(In thousands, except share data)
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$98,278	$73,658
Accounts receivable, net	97,771	86,934
Derivative assets	4,082	3,728
Prepaid expenses	22,071	17,202
Total current assets	222,202	181,522
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method:
Proved properties	2,796,232	2,707,228
Unproved properties	124,426	119,331
	2,920,658	2,826,559
Less accumulated depletion, depreciation and amortization	(794,584)	(721,631)
Net oil and gas properties	2,126,074	2,104,928
Field services assets	41,291	40,226
Less accumulated depreciation	(1,445)	(1,135)
Net field services assets	39,846	39,091
Building and other office furniture and equipment	11,427	10,926
Less accumulated depreciation	(5,723)	(5,380)
Net building and other office furniture and equipment	5,704	5,546
Other assets:
Long-term derivative assets	21,319	23,105
Goodwill	244,640	244,640
Other assets	17,702	18,431
Total other assets	283,661	286,176
Total assets	$2,677,487	$2,617,263

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$66,857	$79,697
Accrued expenses	64,418	45,136
Ad valorem taxes payable	18,322	13,847
Derivative liabilities	140,152	107,529
Income taxes payable	10,410	2,499
Current asset retirement obligation	8,020	8,017
Total current liabilities	308,179	256,725
Long-term debt	964,376	980,885
Deferred income taxes	119,120	118,024
Long term derivative liabilities	40,294	38,022
Long term asset retirement obligation	63,743	62,709
Total liabilities	1,495,712	1,456,365
Stockholders’ equity:
6 1/2% convertible preferred stock, $.01 par value; 10,000,000 shares authorized; 2,930,000 issued and outstanding at March 31, 2004 and December 31, 2003, respectively	29	29
Common stock, $0.01 par value; 70,000,000 authorized; 67,905,350 and 67,571,525 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	679	675
Additional paid-in capital	1,173,510	1,167,008
Treasury stock-at cost; 39,418 and 38,610 shares at March 31, 2004 and December 31, 2003, respectively	(608)	(583)
Retained earnings	109,128	64,346
Accumulated other comprehensive income:
Deferred hedge loss, net	(101,162)	(70,776)
Cumulative translation adjustment	199	199
Total stockholders’ equity	1,181,775	1,160,898
Total liabilities and stockholders’ equity	$2,677,487	$2,617,263

The accompanying notes are an integral part of these consolidated financial statements.

WESTPORT RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2004	2003
	(In thousands, except per share amounts)
	(Unaudited)

Operating revenues:
Oil and natural gas sales	$271,361	$218,419
Hedge settlements	(34,713)	(40,446)
Gathering income	(154)	1,209
Non-hedge change in fair value of derivatives	3,924	2,320
Gain on sale of operating assets, net	67	392
Net revenues	240,485	181,894
Operating costs and expenses:
Lease operating expenses	27,214	26,336
Production taxes	15,336	13,058
Transportation costs	3,539	4,024
Gathering expenses	950	1,096
Exploration	12,837	12,047
Depletion, depreciation and amortization	74,954	61,065
Impairment of unproved properties	2,999	3,480
Stock compensation expense, net	2,693	(3)
General and administrative	10,172	7,228
Total operating expenses	150,694	128,331
Operating income	89,791	53,563
Other income (expense):
Interest expense	(17,346)	(16,342)
Interest income	133	201
Other	(180)	145
Income before income taxes	72,398	37,567
Provision for income taxes:
Current	(7,863)	—
Deferred	(18,562)	(13,712)
Total provision for income taxes	(26,425)	(13,712)
Net income before cumulative effect of change in accounting principle	45,973	23,855
Cumulative effect of change in accounting principle (net of tax effect of $1,962)	—	(3,414)
Net income	45,973	20,441
Preferred stock dividends	(1,191)	(1,191)
Net income available to common stockholders	$44,782	$19,250

Weighted average number of common shares outstanding:
Basic	67,686	66,817
Diluted	69,163	67,631
Net income per common share:
Basic:
Net income before cumulative effect of change in accounting principle	$0.66	$0.34
Cumulative effect of change in accounting principle	—	(0.05)
Net income available to common stockholders	$0.66	$0.29
Diluted:
Net income before cumulative effect of change in accounting principle	$0.65	$0.34
Cumulative effect of change in accounting principle	—	(0.05)
Net income available to common stockholders	$0.65	$0.29

The accompanying notes are an integral part of these consolidated financial statements.

WESTPORT RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2004	2003
	(In thousands) (Unaudited)

Cash flows from operating activities:
Net income	$45,973	$20,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and amortization	74,954	61,065
Exploratory dry hole costs	3,900	4,892
Impairment of unproved properties	2,999	3,480
Deferred income taxes	18,562	13,712
Stock compensation expense, net	2,693	(3)
Change in fair value of derivatives	(3,924)	(2,320)
Amortization of deferred financing fees	371	282
Gain on sale of operating assets, net	(67)	(392)
Cumulative change in accounting principle, net of tax	—	3,414
Changes in assets and liabilities, net of effects of acquisitions:
Increase in accounts receivable	(10,837)	(26,403)
Increase in prepaid expenses	(4,869)	(1,002)
Increase in net derivative liabilities	1,342	137
Increase (decrease) in accounts payable	(9,213)	325
Increase in ad valorem taxes payable	4,475	2,998
Increase in income taxes payable	7,911	—
Increase in accrued expenses	12,554	14,877
Decrease in other liabilities	(530)	(217)
Net cash provided by operating activities	146,294	95,286

Cash flows from investing activities:
Additions to property and equipment	(99,200)	(50,731)
Proceeds from sales of assets	24	3,563
Acquisitions of oil and gas properties and purchase price adjustments	—	4,911
Net cash used in investing activities	(99,176)	(42,257)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,812	143
Repayment of long term debt	(25,000)	(30,000)
Preferred stock dividends paid	(1,191)	(1,191)
Repurchase of common stock	(25)	(43)
Financing fees	(94)	—
Net cash used in financing activities	(22,498)	(31,091)
Net increase in cash and cash equivalents	24,620	21,938
Cash and cash equivalents, beginning of period	73,658	42,761
Cash and cash equivalents, end of period	$98,278	$64,699

Supplemental cash flow information:
Cash paid for interest	$3,160	$6,283
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.              Organization and Nature of Business

On August 21, 2001, the stockholders of each of Westport Resources Corporation, a Delaware corporation (“Old Westport”), and Belco Oil & Gas Corp., a Nevada corporation (“Belco”), approved the Agreement and Plan of Merger dated as of June 8, 2001 (the “Merger Agreement”), between Belco and Old Westport.  Pursuant to the Merger Agreement, Old Westport was merged with and into Belco (the “Merger”), with Belco surviving as the legal entity and changing its name to Westport Resources Corporation (the “Company” or “Westport”).  The merger of Old Westport into Belco was accounted for as a purchase transaction for financial accounting purposes.  Because former Old Westport stockholders owned a majority of the outstanding Westport common stock as a result of the Merger, the Merger was accounted for as a reverse acquisition in which Old Westport is the purchaser of Belco.  Business activities of the Company include the exploration for and production of oil and natural gas primarily in the Gulf of Mexico, the Rocky Mountains, the Gulf Coast and the West Texas/Mid-Continent area.

2.              Unaudited Consolidated Financial Statements

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of March 31, 2004 and the results of its operations and cash flows for the periods presented.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to the Securities and Exchange Commission’s rules and regulations.  Certain amounts reported in the prior year consolidated financial statements have been reclassified to correspond to the current year presentation. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.  Management believes the disclosures made are adequate to ensure that the information is not misleading, and suggests that these financial statements be read in conjunction with the Company’s December 31, 2003 audited financial statements set forth in the Company’s Form 10-K.

3.              Debt

Long-term debt consisted of:

	March 31, 2004		December 31, 2003
	(In thousands)

8 1/4% Senior Subordinated Notes Due 2011	$727,376	(1)	$718,885	(2)
Revolving Credit Facility due on December 16, 2006	237,000		262,000
	964,376		980,885
Less current portion	—		—
	$964,376		$980,885

(1)                The balance of the 8 1/4% Senior Subordinated Notes Due 2011 as of March 31, 2004 reflects the aggregate face amount of $700 million plus $13.7 million related to the premium recorded in connection with the issuance of 8 1/4% Senior Subordinated Notes Due 2011 on December 17, 2002 and April 3, 2003 (see 8 1/4% Senior Subordinated Notes Due 2011 below) and an increase of $13.7 million related to fair market value adjustments recorded as a result of the Company’s interest rate swaps accounted for as fair value hedges.  See Interest Rate Swaps – Hedges below.

(2)                The balance of the 8 1/4% Senior Subordinated Notes Due 2011 as of December 31, 2003 reflects the aggregate face amount of $700 million plus $14.2 million related to the premium recorded in connection with the issuance of 8 1/4% Senior Subordinated Notes Due 2011 on December 17, 2002 and April 3, 2003 (see 8 1/4% Senior Subordinated Notes Due 2011 below) and an increase of $4.7 million related to fair market value adjustments recorded as a result of the Company’s interest rate swaps accounted for as fair value hedges.  See Interest Rate Swaps – Hedges below.

Revolving Credit Facility

On December 17, 2002, the Company entered into a new credit facility (as amended from time to time, the “Revolving Credit Facility”) with JPMorgan Chase Bank, Credit Suisse First Boston Corporation and certain lenders party thereto to replace the Company’s previous revolving credit facility. The Revolving Credit Facility provides for a maximum committed amount of $600 million and an initial borrowing base of approximately $470 million. The Company made borrowings under the Revolving Credit Facility to refinance all outstanding indebtedness under its previous revolving credit facility and to pay general corporate expenses.

On October 15, 2003, the Revolving Credit Facility was amended, to increase the borrowing base from $470 million to $500 million.  The amendment also eliminated the limit on the outstanding letters of credit, provided that the amount of letters of credit outstanding on any date does not exceed the lesser of the aggregate commitments under the Revolving Credit Facility and the borrowing base then in effect, or if the borrowing base is not in effect on such date, the aggregate commitments under the Revolving Credit Facility.  The amendment also increased the basket allowed for purposes of providing cash collateral from $10 million to $20 million and deleted the requirement to file liens on properties if not rated BB+ and Ba1 at December 31, 2003.

Advances under the Revolving Credit Facility are in the form of either an ABR loan or a Eurodollar loan. The interest on an ABR loan is a fluctuating rate based upon the highest of:

•             the rate of interest announced by JPMorgan Chase Bank, as its prime rate;

•             the secondary market rate for three month certificates of deposits plus 1%; or

•             the Federal funds effective rate plus 0.5%

plus a margin of 0% to 0.625%, in each case, based upon the ratio of total debt to EBITDAX, as defined below, and the ratings of the Company’s senior unsecured debt as issued by Standard and Poor’s Rating Group and Moody’s Investor Services, Inc. EBITDAX is defined as net income plus interest expense, income tax expense, and amounts attributable to depreciation, depletion, exploration, amortization and other non-cash charges and expenses, but excluding changes in value of certain hedging instruments and extraordinary or nonrecurring gains or losses, subject to certain other specified adjustments.

The interest on a Eurodollar loan is a fluctuating rate based upon the rate at which Eurodollar deposits in the London interbank market are quoted plus a margin of 1.000% to 1.875% based upon the ratio of total debt to EBITDAX and the ratings of the Company’s senior unsecured debt as issued by Standard and Poor’s Rating Group and Moody’s Investor Service, Inc.

The facility matures on December 16, 2006 and contains covenants and default provisions customary for similar credit facilities, including two financial covenants that require the Company to maintain a current ratio, as defined therein, of not less than 1.0 to 1.0 and a ratio of EBITDAX to consolidated interest expense for the preceding four consecutive fiscal quarters of not less than 3.0 to 1.0.  Commitment fees under the Revolving Credit Facility range from 0.25% to 0.5% on the average daily amount of the available unused borrowing capacity based on the rating of the Company’s senior unsecured debt as issued by Standard and Poor’s Rating Group and Moody’s Investor Service, Inc.  The Company was in compliance with such covenants at March 31, 2004.

Under the terms of the Revolving Credit Facility the Company must meet certain tests before it is able to declare or pay any dividend on (other than dividends payable solely in equity interests of the Company other than disqualified stock), or make any payment of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of equity interests of the Company or any of its restricted subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any restricted subsidiary.

As of March 31, 2004, the Company had $237.0 million outstanding indebtedness and had letters of credit of approximately $89.2 million outstanding under the Revolving Credit Facility.  Available unused borrowing capacity was approximately $173.8 million.  The letters of credit were issued primarily in connection with the margin requirements of the Company’s oil and natural gas derivative contracts.

8 1/4% Senior Subordinated Notes Due 2011

On April 3, 2003, the Company issued $125 million in additional principal amount of the 8 1/4% Senior Subordinated Notes Due 2011 pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”) at a price of 106% of the principal amount, with accrued interest from November 1, 2002.  The 2003 notes were issued as additional debt securities under the indenture pursuant to which, on November 5, 2001, the Company issued $275 million of 8 1/4% Senior Subordinated Notes Due 2011 and on December 17, 2002, the Company issued $300 million of 8 1/4% Senior Subordinated Notes Due 2011.  All of the 2001, 2002 and 2003 notes were subsequently exchanged by the Company on March 14, 2002, March 12, 2003 and March 17, 2004, respectively, for equal principal amounts of notes having substantially identical terms and registered under the Securities Act of 1933, as amended (the “Securities Act”).

The notes are senior subordinated unsecured obligations of the Company and are guaranteed on a senior subordinated basis by some of its existing and future restricted subsidiaries.  The notes mature on November 1, 2011.  The Company pays interest on the notes semi-annually on May 1 and November 1.  The interest payment due on May 1, 2004 will include additional interest of 0.5% per annum payable on the exchange notes issued on March 17, 2004 and accruing from November 1, 2003 to March 17, 2004, the date the Company consummated the exchange offer with respect to the 2003 notes.  The Company is entitled to redeem the notes in whole or in part on or after November 1, 2006 for the redemption price set forth in the notes.  Prior to November 1, 2006, the Company is entitled to redeem the notes, in whole but not in part, at a redemption price equal to the principal amount of the notes plus a premium.  There is no sinking fund for the notes.

The indenture governing the 8 1/4% Senior Subordinated Notes Due 2011 limits the activity of the Company and its restricted subsidiaries.  The provisions of such indenture limit the ability of the Company and its restricted subsidiaries to incur additional indebtedness; pay dividends on capital stock or redeem, repurchase or retire such capital stock or subordinated indebtedness; make investments; incur liens; create any consensual limitation on the ability of the Company’s restricted subsidiaries to pay dividends, make loans or transfer property to the Company; engage in transactions with the Company’s affiliates; sell assets, including capital stock of the Company’s subsidiaries; and consolidate, merge or transfer assets.  During any period that these notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Group and no default has occurred and is continuing, the foregoing covenants will cease to be in effect with the exception of covenants that contain limitations on liens and on, among other things, certain consolidations, mergers and transfers of assets.  The 8 1/4% Senior Subordinated Notes Due 2011 do not currently qualify as investment grade.

Interest Rate Swaps — Hedges

The following table summarizes the interest rate swap contracts the Company currently has in place:

Notional Amount	Transaction Date	Expiration Date	Current Estimated Rate
$100 million	November 2001	November 1, 2011	LIBOR + 2.42%
$50 million	January 2003	November 1, 2011	LIBOR + 3.37%
$40 million	January 2003	November 1, 2011	LIBOR + 3.55%
$50 million	January 2003	November 1, 2011	LIBOR + 3.42%

The Company entered into the interest rate swap contracts above to hedge the fair value of a portion of the 8 1/4% Senior Subordinated Notes Due 2011.  Because these swaps meet the conditions to qualify for the “short cut” method of assessing effectiveness under the provisions of Statement of Financial Accounting Standards (“SFAS”) No.133, the change in the fair value of the notes is assumed to equal the change in the fair value of the interest rate swap.  As such, there is no ineffectiveness assumed to exist between the interest rate swap and the notes.

The interest rate swaps are fixed for floating swaps in that the Company receives the fixed rate of 8.25% and pays the floating rate.  The floating rate is redetermined every six months based on the London Interbank Offered Rate (“LIBOR”) in effect at the contractual reset date.  When LIBOR plus the applicable margin shown above is less than 8.25%, the Company receives a payment from the counterparty equal to the difference in rate times the notional amount.  When LIBOR plus the applicable margin shown above is greater than 8.25%, the Company pays the counterparty the difference in rate times the notional amount.  As of March 31, 2004, the Company recorded a derivative asset of $13.7 million related to the interest rate swap designated as a fair value hedge, with a corresponding debt increase.  Based on the fair value of the interest rate swaps at March 31, 2004, the Company could expect to receive approximately $1.8 million per year through 2011.

4.              Commodity Derivative Instruments and Hedging Activities

The Company periodically enters into commodity price risk management (“CPRM”) transactions to manage its exposure to oil and gas price volatility.  The Company typically hedges between 20% and 40% of its expected production, one to two years into the future.   CPRM transactions may take the form of futures contracts, swaps or options.  All CPRM data is presented in accordance with the requirements of SFAS No. 133 which the Company adopted on January 1, 2001.  Accordingly, unrealized gains and losses related to the change in fair market value of derivative contracts which qualify and are designated as cash flow hedges are recorded as other comprehensive income or loss and such amounts are reclassified to oil and gas sales revenues as the associated production occurs.  Derivative contracts that do not qualify for hedge accounting treatment are recorded as derivative assets and liabilities at market value in the consolidated balance sheet, and the associated unrealized gains and losses are recorded as current income or expense in the consolidated statement of operations.  While such derivative contracts do not qualify for hedge accounting, management believes these contracts can be utilized as an effective component of CPRM activities.

For the three months ended March 31, 2004 and 2003, the Company reclassified approximately $34.7 million and $40.4 million of hedging losses, respectively, out of accumulated other comprehensive income into oil and gas sales revenues.  The hedging losses reclassified to revenues include cash losses of $34.7 million and $41.7 million for the three months ended March 31 2004 and 2003, respectively.

The Company also recorded unrealized gain in fair value of non-hedge derivatives of $3.9 million, which included $0.2 million ineffectiveness loss, and $2.3 million, which included $0.6 million ineffectiveness loss, for the three months ended March 31, 2004 and 2003, respectively.

As of March 31, 2004, the Company had:

•             3.6 Mmbbls of oil and 53.6 Bcf of natural gas subject to CPRM contracts for the remainder of 2004.   Of these contracts, all of the oil and 45.3 Bcf of the natural gas contracts are subject to weighted average New York Mercantile Exchange (“NYMEX”) floor prices of $25.41 per barrel and $4.20 per Mmbtu and weighted average NYMEX ceiling prices of $26.44 per barrel and $4.34 per Mmbtu, respectively, excluding the effect, if any, of the three-way floor price.  The remaining 2004 natural gas CPRM contract settlements are calculated based on the Northwest Pipeline Rocky Mountain Index (“NWPRM”) at a weighted average swap price of $3.33 per Mmbtu.  In addition, included in the 53.6 Bcf of natural gas contracts are basis swaps covering 2.8 Bcf of natural gas for 2004 that lock in the pricing differential between NYMEX and NWPRM at a weighted average price differential of $0.66 per Mmbtu, and 6.9 Bcf of natural gas for 2004 that lock in the pricing differential between NYMEX and Colorado Interstate Gas Index (“CIG”) at a weighted average price differential of $0.76 per Mmbtu.

•             2.9 Mmbbls of oil and 42.0 Bcf of natural gas subject to CPRM contracts for 2005, with weighted average NYMEX floor prices of $26.59 per barrel and $4.25 per Mmbtu and weighted average NYMEX ceiling prices of $28.61 per barrel and $5.02 per Mmbtu, respectively.  In addition, included in the 42.0 Bcf of natural gas contracts are basis swaps covering 3.7 Bcf of natural gas for 2005 that lock in the pricing differential between NYMEX and NWPRM at a weighted average price differential of $0.78 per Mmbtu.

•             0.7 Mmbbls of oil and 7.3 Bcf of natural gas subject to CPRM contracts for 2006 with weighted average NYMEX floor prices of $25.00 per barrel and $4.00 per Mmbtu and weighted average NYMEX ceiling price of $28.65 per barrel and $6.00 per Mmbtu, respectively.

The tables below provide details about the volumes and prices of all open CPRM hedge and non-hedge commitments as of March 31, 2004:

Hedges	2004	2005	2006
Gas
NYMEX Price Swaps Sold — receive fixed price (thousand Mmbtu) (1)	30,250	20,075	—
Average price, per Mmbtu	$4.42	$4.42	$—
NWPRM Price Swaps Sold — receive fixed price (thousand Mmbtu) (2)	8,250	—	—
Average price, per Mmbtu	$3.33	$—	$—
NYMEX Collars Sold (thousand Mmbtu) (3)	12,300	21,900	—
Average floor price, per Mmbtu	$3.70	$4.09	$—
Average ceiling price, per Mmbtu	$4.00	$5.57	$—
NYMEX Three-way Collars (thousand Mmbtu) (3), (4)	2,750	—	7,300
Average floor price, per Mmbtu	$4.00	$—	$4.00
Average ceiling price, per Mmbtu	$5.00	$—	$6.00
Three-way average floor price, per Mmbtu	$3.15	$—	$3.04
Basis Swaps versus NYMEX (5)
NWPRM (thousand Mmbtu)	2,750	3,650	—
Average differential price, per Mmbtu	$0.66	$0.78	$—
CIG (thousand Mmbtu)	6,875	—	—
Average differential price, per Mmbtu	$0.76	$—	$—
Oil
NYMEX Price Swaps Sold — receive fixed price (Mbbls) (1)	2,475	1,095	—
Average price, per bbl	$25.87	$29.23	$—
NYMEX Three-way Collars (Mbbls) (3) (4)	1,100	1,825	730
Average floor price, per bbl	$24.38	$25.00	$25.00
Average ceiling price, per bbl	$27.71	$28.23	$28.65
Three-way average floor price, per bbl	$19.25	$20.93	$20.88
Estimated fair value of oil and gas derivatives as of March 31, 2004 (in thousands)	$115,582	$45,069	$3,898

(1)                For any particular NYMEX swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NYMEX Reference Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the NYMEX Reference Price for any settlement period is greater than the swap price for such hedge.

(2)                For any particular NWPRM swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NWPRM Index Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the NWPRM Index Price for any settlement period is greater than the swap price for such hedge.

(3)                For any particular NYMEX collar transaction, the counterparty is required to make a payment to Westport if the average NYMEX Reference Price for the reference period is below the floor price for such transaction, and Westport is required to make payment to the counterparty if the average NYMEX Reference Price is above the ceiling price of such transaction.

(4)                Three way collars are settled as described in footnote (3) above, with the following exception:  if the NYMEX Reference Price falls below the three-way floor price, the average floor price is reduced by the amount the NYMEX Reference Price is below the three-way floor price.  For example, if the NYMEX Reference Price is $18.00 per bbl during the term of the 2004 three-way collars, then the effective average floor price would be $23.13 per bbl.

(5)                For any particular basis swap versus NYMEX, the counterparty is required to make a payment to Westport in the event that the difference between the NYMEX Reference Price and the applicable published index (NWPRM or CIG) for any settlement period is greater than the swap differential price for such hedge, and Westport is required to make a payment to the counterparty in the event that the difference between the NYMEX Reference Price and the applicable published index (NWPRM or CIG) for any settlement period is less than the swap differential price for such hedge.

See also Note 10 – Subsequent Events below for information with respect to certain financial derivative transactions entered into by Kerr-McGee Corporation and Westport’s obligation with respect thereto.

5.              Asset Retirement Obligations

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations.”  SFAS No. 143 requires entities to record the fair value of liabilities for retirement obligations of acquired assets.  SFAS No. 143 is effective for fiscal years beginning after June 15, 2002.  The Company adopted SFAS No. 143 on January 1, 2003 and recorded a cumulative effect of a change in accounting principle on prior years of $3.4 million, net of tax effects, related to the depreciation and accretion expense that would have been reported had the fair value of the asset retirement obligations, and corresponding increase in the carrying amount of the related long-lived assets, been recorded when incurred.   The Company’s asset retirement obligations arise from the plugging and abandonment liabilities for its oil and gas wells and offshore platform facilities.  On January 1, 2003 the Company also recorded $58.7 million of asset retirement obligations (using a 7.6% discount rate), an increase in the carrying amount of its oil and gas properties of $49.6 million and a decrease to accumulated depreciation of $3.8 million.  Changes to the Company’s asset retirement obligations are presented below:

	Three Months Ended March 31, 2004	Twelve Months Ended December 31, 2003
	(In thousands)

Balance, beginning of period	$70,726	$58,735
Accretion	1,237	4,201
Additions	312	10,303
Revisions	—	2,260
Settlements	(512)	(4,773)
Balance, end of period	71,763	70,726
Less: Current asset retirement obligation	(8,020)	(8,017)
Long-term asset retirement obligation	$63,743	$62,709

The Company’s current and long-term asset retirement obligations are included in current asset retirement liabilities and long-term asset retirement liabilities, respectively, on the accompanying March 31, 2004 and December 31, 2003 consolidated balance sheets.

6.              Earnings Per Share and Other Comprehensive Income (Loss)

Earnings per Share

Basic earnings per share are computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during each period, excluding treasury shares.

Diluted earnings per share are computed by adjusting the average number of common shares outstanding for the dilutive effect, if any, of convertible preferred stock and stock options.

The following sets forth the calculation of basic and diluted earnings per share:

	For the Three Months Ended March 31,
	2004	2003
	(In thousands, except per share amounts)

Net income per share:
Net income before cumulative effect of change in accounting principle	$45,973	$23,855
Cumulative change in accounting principle	—	(3,414)
Net income	45,973	20,441
Preferred stock dividends	(1,191)	(1,191)
Net income available to common stockholders	$44,782	$19,250

Weighted average common shares outstanding	67,686	66,817
Add dilutive effects of employee stock options	1,477	814
Weighted average common shares outstanding including the effects of dilutive securities	69,163	67,631
Basic earnings per common share before cumulative effect of change in accounting principle	$0.66	$0.34
Basic earnings per common share	$0.66	$0.29
Diluted earnings per common share before cumulative effect of change in accounting principle	$0.65	$0.34
Diluted earnings per common share	$0.65	$0.29

Comprehensive Income (Loss)

The Company follows SFAS No. 130, “Reporting Comprehensive Income,” which establishes standards for reporting comprehensive income.  In addition to net income, comprehensive income includes all changes in equity during a period, except those resulting from investments and distributions to the owners of the Company.  The components of other comprehensive income for the three months ended March 31, 2004 and 2003 are as follows:

	For the Three Months Ended
	March 31, 2004			March 31, 2003
	Gross	Tax Effect	Net	Gross	Tax Effect	Net
	(In thousands)

Net income available to common stockholders	$71,207	$(26,425)	$44,782	$32,962	$(13,712)	$19,250
Add preferred stock dividends	1,191	—	1,191	1,191	—	1,191
Net income available to common stockholders before preferred dividends	72,398	(26,425)	45,973	34,153	(13,712)	20,441
Other comprehensive income
Change in fair value of derivative hedging instruments	(82,565)	30,136	(52,429)	(85,574)	31,235	(54,339)
Enron non-cash settlements reclassified to income	—	—	—	(712)	260	(452)
Hedge settlements reclassified to income	34,713	(12,670)	22,043	41,158	(15,023)	26,135
Comprehensive income (loss)	$24,546	$(8,959)	$15,587	$(10,975)	$2,760	$(8,215)

7.              Stock Compensation

The Company has elected to continue following Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and has elected to adopt the disclosure provisions of SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”. Had compensation costs for the Company’s options been determined based on the fair value at the grant dates consistent with SFAS No. 123, the Company’s net income would have been decreased to the pro forma amounts indicated below:

	For the Three Months Ended March 31,
	2004	2003
	(In thousands, except per share amounts)

Net income available to common stockholders
As reported	$44,782	$19,250
Pro forma	42,062	17,281
Basic net income per common share
As reported	$0.66	$0.29
Pro forma	0.62	0.26
Diluted net income per common share
As reported	$0.65	$0.29
Pro forma	0.61	0.26

8.              Recent Accounting Pronouncements

In April 2003, FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company adopted SFAS No. 149 on July 1, 2003 and it has not had a material impact on the Company’s financial condition and results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.”  SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. FASB No. 150 requires that those instruments be classified as liabilities in statements of financial position.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.   The adoption of SFAS No. 150 has not had any effect on the Company’s financial position or results of operations.

9.              Segment Information

The Company operates in four geographic divisions: Northern (Rocky Mountains); Western (Uinta Basin); Southern (Permian Basin, Mid-Continent and Gulf Coast) and Gulf of Mexico (offshore).  All four areas are engaged in the production, development, acquisition and exploration of oil and natural gas properties. The Company evaluates segment performance based on the profit or loss from operations before income taxes.  Consolidated and segment financial information is as follows:

	For the Three Months Ended March 31,
	Northern	Western	Southern	Gulf of Mexico	Corporate & Unallocated	Consolidated
	(In thousands)

2004 (1)
Revenues	$48,691	$39,052	$106,933	$75,947	$(30,138)	$240,485
DD&A	10,545	8,879	33,929	20,949	652	74,954
Impairment of unproved properties	1,218	161	891	729	—	2,999
Profit (loss)	21,086	19,447	43,877	37,600	(32,219)	89,791
Expenditures for assets, net	7,099	35,115	25,703	29,681	1,602	99,200

2003 (2)
Revenues	$46,930	$27,049	$83,254	$62,787	$(38,126)	$181,894
DD&A	10,729	5,447	21,545	23,193	151	61,065
Impairment of unproved properties	728	—	533	2,219	—	3,480
Profit (loss)	19,667	11,281	40,633	20,255	(38,273)	53,563
Expenditures for assets, net	6,504	5,342	7,989	25,785	200	45,820

(1)                      Corporate and unallocated revenues consist of hedge settlements, non-hedge change in fair value of derivatives and field services revenues and expenses.

(2)                      Corporate and unallocated revenues consist of hedge settlements and non-hedge change in fair value of derivatives.

10.       Subsequent Event

On April 6, 2004, Westport and Kerr-McGee Corporation (“KMG”) entered into an agreement and plan of merger among Westport, KMG and Kerr-McGee (Nevada), LLC, a wholly-owned subsidiary of KMG (“KMG Nevada”), which was previously approved by the respective boards of directors of each company.  Pursuant to the merger agreement, KMG agreed to acquire Westport through the merger of Westport with and into KMG Nevada. The KMG merger is contingent upon the approval by the stockholders of both companies, as well as other customary closing conditions.  Under the terms of the merger agreement, Westport’s stockholders will receive 0.71 (the “Exchange Ratio”) shares of KMG common stock for each share of Westport common stock they own at the effective time of the KMG merger.  Each option to purchase Westport common stock and each award of Westport restricted stock outstanding immediately prior to the effective time of the KMG merger will be assumed by KMG and converted into an option to purchase shares of common stock and an award of restricted stock, respectively, of KMG determined by the Exchange Ratio.  The exercise price of the assumed options will also be adjusted accordingly.  Prior to the consummation of the KMG merger, Westport is obligated to redeem all of its 6 1/2% convertible preferred stock. The merger agreement also contains restrictions on the Company’s ability to enter into additional hedging transactions and exceed its budget for capital expenditures without KMG’s consent.

Upon completion of the transaction, KMG’s executive management team will continue as the management of the combined company and one of the current members of the Westport board of directors will join the KMG board of directors.  The KMG merger is expected to be submitted for approval by stockholders of Westport and KMG during the third quarter of 2004.  For more information regarding the KMG merger please refer to the joint proxy statement/prospectus of Westport and KMG that is included in the registration statement on Form S-4 filed by KMG with the Securities and Exchange Commission (the “SEC”) on April 27, 2004, and other relevant materials that may be filed by Westport or KMG with the SEC, including any amendments to such registration statement.

Hedging Transactions

Prior to entering into the merger agreement with Westport, KMG entered into certain financial derivative transactions relating to specified amounts of projected 2004, 2005 and 2006 hydrocarbon production volumes (the “2004-6 hedges”).  Together with KMG’s and Westport’s existing derivative transactions, these derivative transaction equate to approximately 80% of the combined company’s projected oil and gas production for the last six months of 2004, 24% for 2005 and 22% for 2006.  In the event the merger agreement is terminated by Westport under certain circumstances, the 2004-6 hedges will be either terminated, continued by KMG, or assumed by Westport, as more specifically set forth in the merger agreement and the joint proxy statement/prospectus of Westport and KMG that is included in the registration statement on Form S-4 filed by KMG with the SEC on April 27, 2004.

11.       Condensed Consolidated Financial Statements of Subsidiary Guarantors

On April 3, 2003 the Company issued $125 million of its 8 1/4% Senior Subordinated Notes Due 2011.  These notes were issued as additional debt securities under an indenture, pursuant to which, on November 5, 2001 the Company issued $275 million of 8 1/4% Senior Subordinated Notes Due 2011 and on December 17, 2002, the Company issued $300 million of 8 1/4% Senior Subordinated Notes Due 2011. All of the 2001, 2002 and 2003 notes were subsequently exchanged by the Company on March 14, 2002, March 12, 2003 and March 17, 2004, respectively, for equal principal amounts of notes having substantially identical terms and registered under the Securities Act. All of the 8 1/4% Senior Subordinated Notes Due 2011 are jointly and severally guaranteed, on a senior subordinated unsecured basis, by the following wholly-owned subsidiaries of Westport: Westport Finance Co., Jerry Chambers Exploration Company, Westport Argentina LLC, Westport Canada LLC, Westport Oil and Gas Company, L.P., Horse Creek Trading & Compression Company LLC, Westport Field Services LLC, Westport Overriding Royalty LLC, WHG, Inc. and WHL, Inc. (collectively, the “Subsidiary Guarantors”). The guarantees of the Subsidiary Guarantors are subordinated to senior debt of the Subsidiary Guarantors.

Presented below are condensed consolidating financial statements for Westport and the Subsidiary Guarantors for the periods indicated therein.

WESTPORT RESOURCES CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEET

March 31, 2004

	Parent Company	Subsidiary Guarantors	Eliminations	Consolidated
	(In thousands)
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$13,780	$84,498	$—	$98,278
Accounts receivable, net	23,334	74,437	—	97,771
Intercompany receivable	1,526,880	—	(1,526,880)	—
Derivative assets	4,082	—	—	4,082
Prepaid expenses	5,591	16,480	—	22,071
Total current assets	1,573,667	175,415	(1,526,880)	222,202
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method:
Proved properties	430,385	2,365,847	—	2,796,232
Unproved properties	18,712	105,714	—	124,426
Field services assets	—	41,291	—	41,291
Building and other office furniture and equipment	743	10,684	—	11,427
	449,840	2,523,536	—	2,973,376
Less accumulated depletion, depreciation and amortization	(220,878)	(580,874)	—	(801,752)
Net property and equipment	228,962	1,942,662	—	2,171,624
Other assets:
Long-term derivative assets	21,319	—	—	21,319
Goodwill	—	244,640	—	244,640
Other assets	17,702	—	—	17,702
Total other assets	39,021	244,640	—	283,661
Total assets	$1,841,650	$2,362,717	$(1,526,880)	$2,677,487

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,222	$57,635	$—	$66,857
Accrued expenses	37,664	26,754	—	64,418
Ad valorem taxes payable	68	18,254	—	18,322
Intercompany payable	—	1,526,880	(1,526,880)	—
Derivative liabilities	140,152	—	—	140,152
Income taxes payable	—	10,410	—	10,410
Other current liabilities	4,469	3,551	—	8,020
Total current liabilities	191,575	1,643,484	(1,526,880)	308,179
Long-term debt	964,376	—	—	964,376
Deferred income taxes	(113,690)	232,810	—	119,120
Long-term derivative liabilities	40,294	—	—	40,294
Other liabilities	16,301	47,442	—	63,743
Total liabilities	1,098,856	1,923,736	(1,526,880)	1,495,712
Stockholders’ equity:
Preferred stock	29	—	—	29
Common stock	679	3	(3)	679
Additional paid-in capital	974,354	199,153	3	1,173,510
Treasury stock	(608)	—	—	(608)
Retained earnings	(130,498)	239,626	—	109,128
Accumulated other comprehensive income	(101,162)	199	—	(100,963)
Total stockholders’ equity	742,794	438,981	—	1,181,775
Total liabilities and stockholders’ equity	$1,841,650	$2,362,717	$(1,526,880)	$2,677,487

WESTPORT RESOURCES CORPORATION

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2004

	Parent Company	Subsidiary Guarantors	Eliminations	Consolidated
	(In thousands)
	(Unaudited)

Operating revenues:
Oil and natural gas sales	$63,849	$207,512	$—	$271,361
Hedge settlements	(34,713)	—	—	(34,713)
Gathering income	—	(154)	—	(154)
Non-hedge change in fair value of derivatives	3,924	—	—	3,924
Gain on sale of operating assets, net	—	67	—	67
Net revenues	33,060	207,425	—	240,485
Operating costs and expenses:
Lease operating expense	3,445	23,769	—	27,214
Production taxes	1	15,335	—	15,336
Transportation costs	330	3,209	—	3,539
Gathering expense	—	950	—	950
Exploration	9,376	3,461	—	12,837
Depletion, depreciation and amortization	17,624	57,330	—	74,954
Impairment of unproved properties	729	2,270	—	2,999
Stock compensation expense	2,693	—	—	2,693
General and administrative	2,259	7,913	—	10,172
Total operating expenses	36,457	114,237	—	150,694
Operating income (loss)	(3,397)	93,188	—	89,791
Other income (expense):
Interest expense	(17,344)	(2)	—	(17,346)
Interest income	24	109	—	133
Other	40	(220)	—	(180)
Income (loss) before income taxes	(20,677)	93,075	—	72,398
Benefit (provision) for income taxes:
Current	—	(7,863)	—	(7,863)
Deferred	7,547	(26,109)	—	(18,562)
Total benefit (provision) for income taxes	7,547	(33,972)	—	(26,425)
Net income (loss)	(13,130)	59,103	—	45,973
Preferred stock dividends	(1,191)	—	—	(1,191)
Net income (loss) available to common stockholders	$(14,321)	$59,103	$—	$44,782

WESTPORT RESOURCES CORPORATION

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2004

	Parent Company	Subsidiary Guarantors	Eliminations	Consolidated
	(In thousands)
	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$(13,130)	$59,103	$—	$45,973
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	17,624	57,330	—	74,954
Exploration dry hole costs	1,792	2,108	—	3,900
Impairment of unproved properties	729	2,270	—	2,999
Deferred income taxes	(7,547)	26,109	—	18,562
Stock compensation expense	2,693	—	—	2,693
Change in fair value of derivatives	(3,924)	—	—	(3,924)
Amortization of deferred financing fees	371	—	—	371
Gain on sale of operating assets, net	—	(67)	—	(67)
Changes in asset and liabilities, net of effects of acquisitions:
Decrease (increase) in accounts receivable	935	(11,772)	—	(10,837)
Decrease (increase) in prepaid expenses	397	(5,266)	—	(4,869)
Increase in net derivative liabilities	1,342	—	—	1,342
Decrease in accounts payable	(2,630)	(6,583)	—	(9,213)
Increase in ad valorem taxes payable	49	4,426	—	4,475
Increase in income taxes payable	—	7,911	—	7,911
Increase (decrease) in accrued expenses	14,611	(2,057)	—	12,554
Decrease in other liabilities	(9)	(521)	—	(530)
Net cash provided by operating activities	13,303	132,991	—	146,294
Cash flows from investing activities:
Additions to property and equipment	(28,979)	(70,221)	—	(99,200)
Proceeds from sales of assets	—	24	—	24
Decrease in intercompany receivable	6,445	—	(6,445)	—
Net cash used in investing activities	(22,534)	(70,197)	(6,445)	(99,176)
Cash flows from financing activities:
Proceeds from issuance of common stock	3,812	—	—	3,812
Repurchase of common stock	(25)	—	—	(25)
Repayment of long term debt	(25,000)	—	—	(25,000)
Preferred stock dividends paid	(1,191)	—	—	(1,191)
Financing fees	(94)	—	—	(94)
Decrease in intercompany payable	—	(6,445)	6,445	—
Net cash provided by (used in) financing activities	(22,498)	(6,445)	6,445	(22,498)
Net increase (decrease) in cash and cash equivalents	(31,729)	56,349	—	24,620
Cash and cash equivalents, beginning of period	45,509	28,149	—	73,658
Cash and cash equivalents, end of period	$13,780	$84,498	$—	$98,278

WESTPORT RESOURCES CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEET

December 31, 2003

	Parent Company	Subsidiary Guarantors	Eliminations	Consolidated
	(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$45,509	$28,149	$—	$73,658
Accounts receivable, net	24,269	62,665	—	86,934
Intercompany receivable	1,533,325	—	(1,533,325)	—
Derivative assets	3,728	—	—	3,728
Prepaid expenses	5,988	11,214	—	17,202
Total current assets	1,612,819	102,028	(1,533,325)	181,522
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method:
Proved properties	403,927	2,303,301	—	2,707,228
Unproved properties	18,421	100,910	—	119,331
Field services assets	—	40,226	—	40,226
Building and other office furniture and equipment	711	10,215	—	10,926
	423,059	2,454,652	—	2,877,711
Less accumulated depletion, depreciation and amortization	(203,563)	(524,583)	—	(728,146)
Net property and equipment	219,496	1,930,069	—	2,149,565
Other assets:
Long-term derivative assets	23,105	—	—	23,105
Goodwill	—	244,640	—	244,640
Other assets	18,431	—	—	18,431
Total other assets	41,536	244,640	—	286,176
Total assets	$1,873,851	$2,276,737	$(1,533,325)	$2,617,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,511	$64,186	$—	$79,697
Accrued expenses	19,101	26,035	—	45,136
Ad valorem taxes payable	20	13,827	—	13,847
Intercompany payable	—	1,533,325	(1,533,325)	—
Derivative liabilities	107,529	—	—	107,529
Income taxes payable	—	2,499	—	2,499
Current asset retirement obligation	4,479	3,538	—	8,017
Total current liabilities	146,640	1,643,410	(1,533,325)	256,725
Long-term debt	980,885	—	—	980,885
Deferred income taxes	(88,677)	206,701	—	118,024
Long-term derivative liabilities	38,022	—	—	38,022
Other liabilities	15,962	46,747	—	62,709
Total liabilities	1,092,832	1,896,858		1,456,365
Stockholders’ equity:
Preferred stock	29	—	—	29
Common stock	675	3	(3)	675
Additional paid-in capital	967,851	199,154	3	1,167,008
Treasury stock	(583)	—	—	(583)
Retained earnings	(116,177)	180,523	—	64,346
Accumulated other comprehensive income	(70,776)	199	—	(70,577)
Total stockholders’ equity	781,019	379,879	—	1,160,898
Total liabilities and stockholders’ equity	$1,873,851	$2,276,737	$(1,533,325)	$2,617,263

WESTPORT RESOURCES CORPORATION

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2003

	Parent Company	Subsidiary Guarantors	Eliminations	Consolidated
	(In thousands)
	(Unaudited)

Operating revenues:
Oil and natural gas sales	$45,428	$172,991	$—	$218,419
Hedge settlements	(40,446)	—	—	(40,446)
Gathering income	—	1,209	—	1,209
Non-hedge change in fair value of derivatives	2,320	—	—	2,320
Gain on sale of operating assets, net	—	392	—	392
Net revenues	7,302	174,592	—	181,894
Operating costs and expenses:
Lease operating expense	3,219	23,117	—	26,336
Production taxes	1	13,057	—	13,058
Transportation costs	81	3,943	—	4,024
Gathering expense	—	1,096	—	1,096
Exploration	9,883	2,164	—	12,047
Depletion, depreciation and amortization	18,191	42,874	—	61,065
Impairment of unproved properties	2,091	1,389	—	3,480
Stock compensation expense	(3)	—	—	(3)
General and administrative	1,951	5,277	—	7,228
Total operating expenses	35,414	92,917	—	128,331
Operating income (loss)	(28,112)	81,675	—	53,563
Other income (expense):
Interest expense	(16,342)	—	—	(16,342)
Interest income	73	128	—	201
Other	36	109	—	145
Income (loss) before income taxes	(44,345)	81,912	—	37,567
Benefit (provision) for income taxes:
Current	—	—	—	—
Deferred	16,186	(29,898)	—	(13,712)
Total benefit (provision) for income taxes	16,186	(29,898)	—	(13,712)

Net income (loss) before cumulative change in accounting principle	(28,159)	52,014	—	23,855
Preferred stock dividends	(1,191)	—	—	(1,191)
Cumulative effect of change in accounting principle	1,765	(5,179)	—	(3,414)
Net income (loss) available to common stock	$(27,585)	$46,835	$—	$19,250

WESTPORT RESOURCES CORPORATION

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Three Months ended March 31, 2003

	Parent Company	Subsidiary Guarantors	Eliminations	Consolidated
	(In thousands)
	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$(26,394)	$46,835	$—	$20,441
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and amortization	18,191	42,874	—	61,065
Exploration dry hole costs	3,462	1,430	—	4,892
Impairment of unproved properties	2,091	1,389	—	3,480
Deferred income taxes	(16,186)	29,898	—	13,712
Stock compensation expense	(3)	—	—	(3)
Change in fair value of derivatives	(2,320)	—	—	(2,320)
Amortization of financing fees	282	—	—	282
Gain on sale of operating assets, net	—	(392)	—	(392)
Cumulative change in accounting principle, net of tax	(1,765)	5,179	—	3,414
Changes in asset and liabilities, net of effects of acquisitions:
Increase in accounts receivable	(1,186)	(25,217)	—	(26,403)
Decrease (increase) in prepaid expenses	3,233	(4,235)	—	(1,002)
Increase in derivative liabilities	137	—	—	137
Increase (decrease in) accounts payable	457	(132)	—	325
Increase in ad valorem taxes payable	—	2,998	—	2,998
Increase in accrued expenses	11,989	2,888	—	14,877
Decrease in other liabilities	—	(217)	—	(217)
Net cash provided by (used in) operating activities	(8,012)	103,298	—	95,286
Cash flows from investing activities:
Additions to property and equipment	(24,026)	(26,705)	—	(50,731)
Proceeds from sale of assets	—	3,563	—	3,563
Increase in intercompany receivable	—	(72,522)	72,522	—
Acquisitions of oil and gas properties	—	4,911	—	4,911
Net cash provided by (used in) investing activities	(24,026)	(90,753)	72,522	(42,257)
Cash flows from financing activities:
Proceeds from issuance of common stock	143	—	—	143
Repurchase of common stock	(43)	—	—	(43)
Repayment of long term debt	(30,000)	—	—	(30,000)
Preferred stock dividend	(1,191)	—	—	(1,191)
Increase in intercompany payable	72,522	—	(72,522)	—
Net cash provided by (used in) financing activities	41,431	—	(72,522)	(31,091)
Net increase in cash and cash equivalents	9,393	12,545	—	21,938
Cash and cash equivalents, beginning of period	2,581	40,180	—	42,761
Cash and cash equivalents, end of period	$11,974	$52,725	$—	$64,699